Exhibit (m)
MULTIPLE CLASS PLAN
Pursuant to Rule 18f-3
SCHEDULE A
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL Floating Rate Loan Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
PL Income Fund
Effective: December 31, 2010
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC LIFE FUNDS

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa
Title:	Vice President

PACIFIC LIFE INSURANCE COMPANY

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa
Title:	Vice President

By: Name:	/s/ Laurene E. MacElwee Laurene E. MacElwee
Title:	AVP